Exhibit 99.1

     Audited consolidated balance sheets of Ryan’s Restaurant Group, Inc. and subsidiaries, as of December 28, 2005 and December 29, 2004 and the related consolidated statements of earnings and cash flows for each of the years in the three-year period ended December 28, 2005

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Ryan’s Restaurant Group, Inc.:
      We have audited the accompanying consolidated balance sheets of Ryan’s Restaurant Group, Inc. and subsidiaries (the Company) as of December 28, 2005 and December 29, 2004, and the related consolidated statements of earnings and cash flows for each of the years in the three-year period ended December 28, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ryan’s Restaurant Group, Inc. and subsidiaries as of December 28, 2005 and December 29, 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 28, 2005, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Greenville, South Carolina
March 13, 2006

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

	Year Ended

	December 28,	December 29,	December 31,
	2005	2004	2003

	(In thousands, except earnings per share)
Restaurant sales	$824,986	827,015	805,009

Cost of sales:
Food and beverage	286,833	288,083	283,535
Payroll and benefits	272,043	267,698	256,574
Depreciation	33,651	32,685	32,047
Impairment charges	6,527	1,539	1,414
Other restaurant expenses	132,916	117,199	111,914

Total cost of sales	731,970	707,204	685,484

General and administrative expenses	49,369	41,416	38,600
Interest expense	9,696	10,640	10,216
Royalties from franchised restaurants	(344)	(1,161)	(1,503)
Other income, net	(4,430)	(2,602)	(2,709)

Earnings before income taxes	38,725	71,518	74,921
Income taxes	12,345	24,592	25,098

Net earnings	$26,380	46,926	49,823

Earnings per share:
Basic	$.63	1.12	1.18
Diluted	.62	1.09	1.14
Weighted-average shares:
Basic	41,969	41,803	42,210
Diluted	42,689	43,235	43,754
See accompanying notes to consolidated financial statements.

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 28,	December 29,
	2005	2004

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$5,120	7,354
Receivables	5,007	4,639
Inventories	5,176	5,611
Prepaid expenses	985	1,016
Deferred income taxes	7,417	5,110

Total current assets	23,705	23,730

Property and equipment:
Land and improvements	170,424	162,082
Buildings	513,932	480,781
Equipment	287,581	271,431
Construction in progress	23,405	31,531

	995,342	945,825
Less accumulated depreciation	323,012	295,852

Net property and equipment	672,330	649,973

Other assets	10,793	10,643

Total assets	$706,828	684,346

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	6,468	5,963
Current portion of long-term debt	18,750	18,750
Income taxes payable	4,118	1,842
Accrued liabilities	46,691	42,569

Total current liabilities	76,027	69,124

Long-term debt	154,500	164,250
Deferred income taxes	46,768	47,674
Other long-term liabilities	5,899	7,692

Total liabilities	283,194	288,740

Shareholders’ equity:
Common stock of $1.00 par value; authorized 100,000,000 shares; issued 42,122,000 in 2005 and 41,890,000 in 2004	42,122	41,890
Additional paid-in capital	5,294	3,878
Retained earnings	376,218	349,838

Total shareholders’ equity	423,634	395,606

Commitments and contingencies
Total liabilities and shareholders’ equity	$706,828	684,346

See accompanying notes to consolidated financial statements.

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended

	December 28,	December 29,	December 31,
	2005	2004	2003

	(In thousands)
Cash flows from operating activities:
Net earnings	$26,380	46,926	49,823
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	35,611	34,459	33,989
Impairment charges	6,527	1,539	1,414
Gain on sale of property and equipment	(1,803)	(1,977)	(1,608)
Tax benefit from exercise of stock options	1,082	3,337	1,412
Deferred income taxes	(3,213)	4,890	2,975
Decrease (increase) in:
Receivables	(368)	(346)	717
Inventories	435	37	(529)
Prepaid expenses	31	742	(492)
Income taxes receivable	—	—	2,739
Other assets	(258)	(2,206)	(1,130)
Increase (decrease) in:
Accounts payable	505	(617)	(2,090)
Income taxes payable	2,276	554	1,288
Accrued liabilities	4,122	643	4,447
Other long-term liabilities	(1,793)	1,561	1,057

Net cash provided by operating activities	69,534	89,542	94,012

Cash flows from investing activities:
Proceeds from sale of property and equipment	14,077	9,877	9,240
Capital expenditures	(76,455)	(75,483)	(76,353)

Net cash used in investing activities	(62,378)	(65,606)	(67,113)

Cash flows from financing activities:
Net proceeds from (repayment of) revolving credit facility	9,000	(13,000)	(106,000)
Repayment of senior notes	(18,750)	—	—
Proceeds from issuance of senior notes	—	—	100,000
Debt issuance costs	(206)	(602)	(160)
Proceeds from stock options exercised	2,418	6,611	3,688
Repurchases of common stock	(1,852)	(18,208)	(18,464)

Net cash used in financing activities	(9,390)	(25,199)	(20,936)

Net increase (decrease) in cash and cash equivalents	(2,234)	(1,263)	5,963
Cash and cash equivalents — beginning of period	7,354	8,617	2,654

Cash and cash equivalents — end of period	$5,120	7,354	8,617

Supplemental disclosure
Cash paid during the year for:
Interest, net of amount capitalized	$10,333	10,760	9,914
Income taxes	12,767	16,488	17,262
See accompanying notes to consolidated financial statements.

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Description of Business and Summary of Significant Accounting Policies
      Ryan’s Restaurant Group, Inc. operates a chain of 338 Company-owned restaurants (as of December 28, 2005) located principally in the southern and midwestern United States. The Company was organized in 1977, opened its first restaurant in 1978 and completed its initial public offering in 1982. The Company has franchised its Ryan’s brand to other operators in the past. In June 2005, the franchise agreement with the Company’s sole franchisee was terminated by mutual agreement. There were no franchised restaurants in operation at December 28, 2005.
      Consolidation. The consolidated financial statements include the financial statements of Ryan’s Restaurant Group, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
      Fiscal Year. The Company’s fiscal year ends on the Wednesday nearest December 31, resulting in years of either 52 or 53 weeks. Each of the years ended December 28, 2005, December 29, 2004 and December 31, 2003 consists of 52 weeks.
      Restaurant Sales. Restaurant sales include food and beverage sales and are net of applicable state and local sales taxes. Restaurant sales are recognized upon delivery of services. Proceeds from the sale of gift certificates are deferred and recognized as revenue as they are redeemed.
      Franchise Royalties. Franchise royalties, which are based on a percentage of monthly sales, are recognized as income on the accrual basis. In the event that the franchisee experiences payment difficulties or, in management’s opinion, may be susceptible to such difficulties, franchise royalties may be recognized as income on the cash basis.
      Other Income. Other income consists principally of cash receipts from vending machines located in the Company’s restaurants, management’s estimate of abandoned gift certificates, the net gain on sale of assets not subject to impairment, sales tax filing discounts and interest income.
      Cash and Cash Equivalents. Cash and cash equivalents include cash and short-term investments with initial maturities of three months or less that are stated at cost which approximates market value.
      Inventories. Inventories consist of menu ingredients and restaurant supplies and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.
      Property and Equipment. Property and equipment are stated at cost. Depreciation is calculated principally on the straight-line method over the following estimated useful lives: buildings and land improvements — 25 to 39 years and equipment — 3 to 20 years. Buildings and land improvements on leased property are amortized straight-line over the shorter of the expected lease term or estimated useful life of the asset. The expected lease term is consistent with the lease term assumed in the accounting for the underlying leases and includes the initial term and any renewal options that are reasonably assured of being exercised.
      The Company’s long-lived assets, which consist principally of restaurant properties, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is considered to be impaired, an impairment loss is recognized equal to the amount by which the carrying amount of the asset exceeds its fair value. Assets to be sold are reported at the lower of carrying amount or fair value less costs to sell.
      Other Assets. Other assets consist principally of long-term receivables, cash surrender values of life insurance policies, unamortized debt issuance costs and a long-term prepayment of land rent.
      Derivative Financial Instruments. The Company has used derivative financial instruments in the past to reduce its exposure to interest rate fluctuations. The Company does not enter into financial instrument

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
agreements for trading or speculative purposes. There were no derivative financial instrument agreements outstanding during the periods presented.
      Self-Insurance Liabilities. The Company self-insures a significant portion of expected losses under its workers’ compensation, general liability and team member medical programs. Accrued liabilities have been recorded based on the Company’s estimates of the ultimate costs to settle reported claims and claims that have been incurred but not reported.
      Income Taxes. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
      Stock Options. As allowed by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” the Company accounts for its stock option plans in accordance with the intrinsic value provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. No compensation cost has been recognized for stock-based compensation in consolidated net earnings for the periods presented, as all options granted under the Company’s stock option plans had exercise prices equal to the market value of the underlying common stock on the date of grant. Had the Company determined compensation cost based on the fair value recognition provisions of SFAS No. 123, the Company’s net earnings and earnings per share would have been reduced to the pro forma amounts indicated in the following table:

	2005	2004	2003

	(In thousands, except earnings
	per share)
Net earnings, as reported	$26,380	46,926	49,823
Less total stock-based compensation expense determined under fair value based method, net of related tax effects	(1,714)	(1,095)	(1,486)

Pro forma net earnings	$24,666	45,831	48,337

Earnings per share:
Basic:
As reported	$.63	1.12	1.18
Pro forma	.59	1.10	1.15
Diluted:
As reported	.62	1.09	1.14
Pro forma	.58	1.06	1.10
      Earnings Per Share. Basic earnings per share (“EPS”) excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes potential common stock which arises from the hypothetical exercise of outstanding stock options using the treasury stock method.
      Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Reclassifications. Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to the 2005 presentation. These reclassifications did not affect either the prior years’ net earnings or shareholders’ equity.

Note 2.	Income Taxes
      Income tax expense for the years ended December 28, 2005, December 29, 2004 and December 31, 2003, consists of:

	2005	2004	2003

	(In thousands)
Current:
U.S. Federal	$14,739	17,663	20,853
State and local	819	2,039	1,270

Total current	15,558	19,702	22,123

Deferred:
U.S. Federal	(3,170)	4,282	3,909
State and local	(43)	608	(934)

Total deferred	(3,213)	4,890	2,975

Total income taxes	$12,345	24,592	25,098

      Income taxes differ from the amounts computed by applying the U.S. Federal statutory corporate rate of 35 percent to earnings before income taxes as follows:

	2005	2004	2003

	(In thousands)
Tax at Federal statutory rate	$13,554	25,031	26,222
Increase (decrease) in taxes due to:
State income taxes, net of Federal income tax benefit	504	1,721	218
Federal tax credits, net	(1,702)	(1,743)	(1,568)
Other	(11)	(417)	226

Total income taxes	$12,345	24,592	25,098

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 28, 2005 and December 29, 2004 are presented in the following table:

	2005	2004

	(In thousands)
Deferred tax assets:
Self-insurance liabilities	$4,888	4,509
Accrued legal costs	2,322	255
Deferred compensation	2,130	2,458
Other	208	346

Total gross deferred tax assets	9,548	7,568
Less valuation allowance	—	—

Net deferred tax assets	9,548	7,568

Deferred tax liabilities:
Building and equipment	(48,899)	(50,132)

Total gross deferred tax liabilities	(48,899)	(50,132)

Net deferred taxes	$(39,351)	(42,564)

      The Company did not establish a valuation allowance for deferred tax assets as of December 28, 2005 or December 29, 2004. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment and, accordingly, believes it is more likely than not that the results of future operations will generate sufficient taxable income to realize the benefits of these deductible differences at December 28, 2005.

Note 3.	Long-Term Debt
      Long-term debt at December 28, 2005 and December 29, 2004 consists of the following:

	2005	2004

	(In thousands)
Revolving credit facility with banks due December 2009, with weighted average interest of 5.94% at December 28, 2005; secured by the common stock of the Company’s wholly- owned subsidiaries	$17,000	8,000
Senior notes payable bearing interest at 9.02%; payable in annual installments of $18,750,000 commencing January 2005, final installment due January 2008; secured by the common stock of the Company’s wholly-owned subsidiaries	56,250	75,000
Senior notes payable bearing interest at 4.65%; payable in annual installments of $14,285,714 commencing July 2007, final installment due July 2013; secured by the common stock of the Company’s wholly-owned subsidiaries	100,000	100,000

	173,250	183,000
Less current installments	18,750	18,750

Total long-term debt	154,500	164,250

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The revolving credit facility provides $125 million of total credit with $96 million available at December 28, 2005. It was implemented in December 2004, replacing a $100 million facility that would have expired in January 2005, and bears interest at various floating interest rates plus a variable spread of 1.50% through March 29, 2006 and then of 1.25% thereafter. Interest is paid at least quarterly and is generally based on the London Interbank Offered Rate. Unused fees, based on the average unused portion of the facility, are set at .275% through March 29, 2006 and then at .225% thereafter and are paid quarterly. The revolving credit facility also includes a $25 million subfacility for letters of credit of which approximately $12 million was outstanding at December 28, 2005. The Company uses letters of credit principally for self-insurance purposes.
      Interest payments related to the senior notes are made semiannually for the 9.02% notes and quarterly for the 4.65% notes. Both of the senior note agreements allow the Company to make either partial or total prepayments of principal, subject to a specified “make-whole” premium.
      The loan agreements contain various requirements regarding certain net worth, leverage and liquidity measurements as well as restrictions on future stock repurchases, dividends, capital expenditures, investments and sales of assets. Due principally to net earnings for the twelve-month period ended June 29, 2005, being lower than projected, the Company was not in compliance with the fixed charge coverage ratio (“FCC ratio”) covenant in its debt agreements at June 29, 2005 and received waivers from its creditors for that violation. In November 2005, the Company and its lenders amended the debt agreements. The amendments reduced the minimum FCC ratio requirement from 2.25 times to 1.55 times through the third quarter of 2006. Thereafter, the required minimum ratio gradually rises to 2.25 times for the third quarter of 2007 and afterwards (or, if the calculation period includes two scheduled debt principal payments, 2.0 times). The November 2005 amendments also placed additional restrictions on stock repurchases and capital expenditures during 2006 and 2007. As of December 28, 2005, the Company was in compliance with all covenants under the loan agreements.
      The aggregate amount of installments due on long-term debt for each of the following years subsequent to December 28, 2005 are as follows: $18.8 million in 2006; $33.1 million in 2007; $33.0 million in 2008; $31.3 million in 2009 and thereafter, $57.1 million.
      The fair value of the revolving credit facility approximates its carrying amount as of December 28, 2005 and December 29, 2004 due to its variable interest rate provisions. Based on the borrowing rates available to the Company for notes with similar terms and average maturities, the fair and book values of the 9.02% and the 4.65% senior notes at December 28, 2005 follow:

	Fair	Book
	Value	Value

	(In thousands)
9.02% senior notes	$60,500	56,250
4.65% senior notes	97,300	100,000

Note 4.	Interest Cost
      The Company capitalizes interest cost as a component of the cost of new restaurant construction. A summary of interest cost incurred follows:

	2005	2004	2003

	(In thousands)
Interest cost capitalized	$1,798	1,630	1,676
Interest cost charged to income	9,696	10,640	10,216

Total interest cost incurred	$11,494	12,270	11,892

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 5.	Leases
      The Company leases 19 restaurant sites under noncancelable operating leases with initial terms that expire over the next 1 to 20 years. The Company is also a party to one noncancelable operating lease for a restaurant building and its underlying land with an initial term that expires in 16 years. Substantially all of the leases contain renewal options for periods ranging from 10 to 30 years and require the Company to pay all executory costs such as property taxes, utilities and insurance. Rental payments are based on contractual amounts as set forth in the lease agreements and do not include any contingent rentals. The Company also leases dishwashing equipment at certain restaurants under agreements with five-year terms that are cancelable by the Company after the first 12 months. Total rental expense for operating leases amounted to $3,179,000 in 2005, $2,712,000 in 2004 and $2,455,000 in 2003. Future minimum lease payments under the noncancelable operating leases as of December 28, 2005 are as follows:

(In thousands)
Year End:
2006	$1,277
2007	1,159
2008	939
2009	882
2010	699
Later years, through 2025	4,779

Future minimum lease payments	$9,735

Note 6.	Accrued Liabilities
      Accrued liabilities consist of the following:

	2005	2004

	(In thousands)
Self-insurance liabilities	$14,441	13,466
Accrued compensation	9,765	10,677
Accrued taxes (other than income)	7,752	8,106
Accrued legal costs	6,375	703
Outstanding gift certificates	3,436	3,288
Accrued interest	3,122	3,760
Accrued team member benefits	947	1,532
Other accrued expenses	853	1,037

Total accrued liabilities	$46,691	42,569

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7.	Shareholders’ Equity
      The components of shareholders’ equity are as follows:

	$1 Par Value	Additional	Retained
	Common Stock	Paid-in Capital	Earnings

	(In thousands)
Balances at January 1, 2003	$42,745	2,066	275,670
Net earnings	—	—	49,823
Issuance of common stock under Stock Option Plans	614	3,074	—
Tax benefit from exercise of nonqualified stock options	—	1,412	—
Repurchases of common stock	(1,516)	(5,140)	(11,808)

Balances at December 31, 2003	41,843	1,412	313,685

Net earnings	—	—	46,926
Issuance of common stock under Stock Option Plans	1,079	5,532	—
Tax benefit from exercise of nonqualified stock options	—	3,337	—
Repurchases of common stock	(1,032)	(6,403)	(10,773)

Balances at December 29, 2004	41,890	3,878	349,838

Net earnings	—	—	26,380
Issuance of common stock under Stock Option Plans	365	2,053	—
Tax benefit from exercise of nonqualified stock options	—	1,082	—
Repurchases of common stock	(133)	(1,719)	—

Balances at December 28, 2005	$42,122	5,294	376,218

      The Company’s Board of Directors has authorized the repurchase of up to 55 million shares of the Company’s common stock through December 2008. At December 28, 2005, approximately 44.4 million shares had been purchased at an aggregate cost of $334.7 million since the beginning of the program in March 1996. In July 2005, the Company’s Board of Directors suspended all future share repurchases in order to retain the Company’s cash flow for debt repayment and other corporate purposes.
      On January 24, 2005, the Board of Directors authorized a Shareholder Rights Agreement (the “Agreement”) and declared a dividend of one Common Stock Purchase Right (a “Right”) for each outstanding share of common stock to shareholders of record on February 28, 2005. Such Rights only become exercisable (i) ten calendar days after a public announcement that a person or group, except for certain exempt persons specified in the Agreement, (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the Company’s common stock; or (ii) ten business days after a person or group commences or publicly announces its intention to commence a tender or exchange offer for an amount of the Company’s common stock that would result in the ownership by such person or group of 20% or more of the common stock. The Agreement was entered into on February 18, 2005 and replaces the Company’s prior rights agreement, which expired on February 10, 2005.
      Each Right may initially be exercised to acquire a one-half share of the Company’s common stock at an exercise price of $11.00, subject to adjustment. Thereafter, upon the occurrence of certain events specified in the Agreement (for example, if the Company is the surviving corporation of a merger with an Acquiring Person), the Rights entitle holders other than the Acquiring Person to acquire upon exercise common stock having a market value of twice the exercise price of the Rights. Alternatively, upon the occurrence of certain other events specified in the Agreement (for example, if the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation), the Rights would

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
entitle holders other than the Acquiring Person to acquire upon exercise common stock of the acquiring company having a market value of twice the exercise price of the Rights.
      The Rights may be redeemed by the Company at a redemption price of $.001 per Right at any time prior to the tenth business day following public announcement that a 20% position has been acquired and before the final expiration date of the Rights. In addition, the Rights may be redeemed by shareholders following the proposal of a “qualified offer”. After the redemption period has expired, the Company’s right of redemption may be reinstalled under certain circumstances outlined in the Agreement. The Rights will expire on February 18, 2008.

Note 8.	Team Member Retirement Plans
      The Company maintains a defined contribution retirement plan, which covers all team members who have at least one year of service and have attained 21 years of age. Participating team members may contribute from 1% to 15% of their compensation to the plan with the first 6% of compensation matched in cash by the Company at a 40% rate. The Company’s match for participants with 20 or more years of service increases to 100%. All plan assets are invested in a nationally recognized family of mutual funds. Retirement plan expense, including administrative costs, amounted to $1,739,000 in 2005, $1,748,000 in 2004 and $1,597,000 in 2003.
      Officers, certain key executives and certain corporate and restaurant-level managers may also participate in one of two nonqualified deferred compensation plans maintained by the Company. These plans provide benefits to the participants or their designated beneficiaries at specified future dates or upon the termination of employment or death. Subject to plan limitations, participants can defer a substantial portion of their compensation and receive a matching contribution comparable to the Company’s defined contribution retirement plan. Participant deferrals and any related Company contributions are credited to the participants’ deferred compensation accounts. Participants can select from a variety of investment options, and investment earnings are credited to their accounts. The Company informally funds its liability to the participants through the use of Company-owned life insurance contracts. The Company has the right to amend or terminate the plans. The amount of expense related to the deferred compensation plans was $265,000 in 2005, $331,000 in 2004 and $315,000 in 2003. Outstanding balances under the plans amounted to $5,004,000 at December 28, 2005 and $4,351,000 at December 29, 2004 and are included in other long-term liabilities in the accompanying balance sheets.

Note 9.	Stock Option Plan
      In 2002, the Company’s shareholders approved a stock option plan (“Plan”) pursuant to which the Company’s Board of Directors may grant options to officers and other team members. The Plan authorized grants of options to purchase up to 3,600,000 shares of authorized but unissued common stock. Under the terms of the Plan, which expires in 2012, a committee of non-employee directors has the authority to determine the eligibility, tax treatment, term, vesting period and exercise price. The Plan provides for a maximum ten-year life for 900,000 of the option shares and a maximum seven-year life for the remaining 2,700,000 option shares. Officer grants have six-month vesting periods. Options granted to other team members vest pro-rata over four years. In addition, the Plan states that the exercise price of an option cannot be less than the fair market value, based on the closing market price, of the Company’s common stock on the day of the grant. The Plan also provides for option grants to non-employee Board members at a fixed amount of 5,000 shares per director granted annually on October 31 with an exercise price equal to that day’s closing market price. Options granted to Board members have six-month vesting periods. At December 28, 2005, there were 2,587,000 shares available for grant under the Plan and another 182,000 shares available for grant under a predecessor plan. Options granted under the predecessor plan have terms generally similar to the current Plan, except that all options under the predecessor plan have a maximum ten-year life.

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of the status of the Company’s current and predecessor stock option plans as of December 28, 2005, December 29, 2004 and December 31, 2003 and changes during the years ended on those dates is presented below:

	2005		2004		2003

		Weighted-Average		Weighted-Average		Weighted-Average
	Shares	Exercise Price	Shares	Exercise Price	Shares	Exercise Price

	(Shares in thousands)
Outstanding at beginning of year	3,085	$9.73	4,414	$9.01	4,592	$8.10
Granted	675	12.18	25	13.99	731	12.72
Exercised	(365)	6.77	(1,079)	7.50	(614)	6.85
Forfeited	(180)	9.45	(275)	7.32	(295)	8.31

Outstanding at end of year	3,215	10.51	3,085	9.73	4,414	9.01

Exercisable at year-end	2,445		2,360		2,851

      The following table summarizes information about stock options outstanding at December 28, 2005:

	Options Outstanding			Options Exercisable

	Number			Number
	Outstanding	Remaining	Weighted-Average	Exercisable	Weighted-Average
Range of Exercise Prices	at 12/28/05	Contractual Life	Exercise Price	at 12/28/05	Exercise Price

	(Shares in thousands)
$4 to $6	383	3.8 years	$5.14	383	$5.14
$6 to $9	392	3.5	7.00	392	7.00
$9 to $13	2,024	6.1	11.48	1,401	11.62
$13 to $18	416	7.8	14.01	269	14.04

$4 to $18	3,215	5.7	10.51	2,445	10.13

      The per share weighted-average fair values of stock options issued during 2005, 2004 and 2003 were $3.29, $5.08 and $3.41, respectively. The fair value of each option grant was estimated using the Black-Scholes option-pricing model based on the following weighted-average assumptions:

	2005	2004	2003

Risk-free interest rate	3.9%	3.8%	3.3%
Expected life (years)	4.4	7.4	5.1
Expected volatility	.25	.24	.22
Expected dividend yield	0%	0%	0%

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 10.	Earnings Per Share
      Basic and diluted earnings per share (“EPS”) are calculated as follows:

	2005		2004	2003

	(In thousands, except
	earnings per share)
Net earnings	a	$26,380	46,926	49,823

Weighted-average common shares	b	41,969	41,803	42,210
Dilutive stock options		720	1,432	1,544

Adjusted weighted-average common shares	c	42,689	43,235	43,754

Basic EPS	a/b	$.63	1.12	1.18
Diluted EPS	a/c	.62	1.09	1.14
      In order to prevent antidilution, outstanding stock options to purchase 1.6 million shares of common stock in 2005 and 3,000 shares in both 2004 and 2003 were not included in the computation of diluted EPS.

Note 11.	Quarterly Consolidated Financial Data (Unaudited)
      Quarterly consolidated financial results for 2005 and 2004 are summarized as follows:

	Quarter

	First	Second	Third	Fourth	Total Year

	(In thousands, except earnings per share)
2005:
Restaurant sales	$209,639	215,510	202,967	196,870	824,986
Net earnings	11,813	6,260	4,164	4,143	26,380
Earnings per share:
Basic	$.28	.15	.10	.10	.63
Diluted	.28	.15	.10	.10	.62
2004:
Restaurant sales	$211,657	216,546	205,331	193,481	827,015
Net earnings	15,360	14,170	9,226	8,170	46,926
Earnings per share:
Basic	$.37	.34	.22	.20	1.12
Diluted	.35	.33	.22	.19	1.09

Note 12.	Disclosures About the Fair Value of Financial Instruments
      The Company’s significant financial instruments are cash and cash equivalents, receivables, notes payable, accounts payable, accrued liabilities and long-term debt. Except for long-term debt, the fair values of these financial instruments approximate their carrying values due to their short maturities. The fair value of the long-term debt is discussed in Note 3.

Note 13.	Legal Contingencies
      In November 2002, a lawsuit was filed in the United States District Court, Middle District of Tennessee, Nashville Division, on behalf of three plaintiffs alleging various wage and hour violations by the Company of the Fair Labor Standards Act of 1938. The plaintiffs’ attorneys sought collective-action status for the case. In October 2003, the presiding judge denied the Company’s request to enforce the arbitration agreements signed

RYAN’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
by the plaintiffs and also ordered the Company to turn over certain employee addresses to the plaintiffs’ attorneys. The Company appealed that decision. As part of the appeal process, the presiding judge stayed the order regarding the employee addresses. In March 2005, the Sixth Circuit Court of Appeals affirmed the ruling that denied enforcement of the arbitration issue, and in June 2005, the presiding judge ordered that notices be sent to potential class members, thereby approving collective-action status for the lawsuit. In July 2005, the Company began negotiations with the plaintiffs’ attorney towards a settlement, and, in April 2006, the presiding judge issued an order approving the terms of a settlement. Claim notices were sent to class members in May 2006, and, based upon the number of claims received by the claims administrator, the Company believes that the total settlement will reach the maximum level of $14.4 million (unaudited), per the settlement agreements. In order to fully accrue this amount, the Company charged $8.4 million (unaudited) to general and administrative expenses in the second quarter of 2006. Other charges related to this lawsuit were accrued during the second and fourth quarters of 2005, amounting to $5 million and $1 million, respectively. Subsequently, on September 15, 2006 and October 6, 2006, the Company paid approximately $9.5 million (unaudited) and $4.6 million (unaudited), respectively, to plaintiff’s counsel in settlement of this lawsuit.
      In June 2006, a lawsuit was filed in the Berkeley County (West Virginia) circuit court on behalf of three plaintiffs alleging wage and hour violations similar to the Tennessee collective-action case described in the preceding paragraph. This case seeks class-action status, but pertains only to West Virginia employees who worked for the Company during the five years ending July 2006. This case has been removed to federal court, and a motion to dismiss and petition to compel arbitration is pending. The Company is defending this matter vigorously. The Company is unable to determine the impact, if any, of this case on its consolidated financial statements (unaudited).
      In addition, from time to time, the Company is involved in various legal claims and litigation arising in the normal course of business. Based on currently-known legal actions arising in the normal course of business, management believes that, as a result of its legal defenses and insurance arrangements, none of these actions are expected to have a material adverse effect on the Company’s business or financial condition, taken as a whole.

Note 14.	Subsequent Events
      Merger Agreement (unaudited)
      On July 24, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Buffets, Inc., the Company, and Buffets Southeast, Inc., a South Carolina corporation and wholly owned subsidiary of Buffets, Inc. (“Merger Sub”). In accordance with the terms of the Merger Agreement, on November 1, 2006, Merger Sub merged with and into the Company, with the Company remaining as the surviving corporation in a cash transaction valued at approximately $834.0 million, including debt that was repaid at closing. As a result of the Ryan’s acquisition, the Company is a wholly-owned subsidiary of Buffets Holdings, Inc.
      In connection with the merger transaction on July 28, 2006, a putative shareholder class action lawsuit was filed in the Court of Common Pleas, Greenville, South Carolina, naming the Company and its Directors as defendants. The complaint asserts claims of breach of fiduciary duty, alleging that the per share purchase price did not result from a fair and open process, and seeks to enjoin the merger. On September 28, 2006, the Company reached an agreement in principle and subject to court approval for the settlement of the lawsuit. Management believes that the settlement will have no material impact to the Company.
      Insurance Settlements (unaudited)
      On July 31, 2006, the Company and its property insurance carrier agreed upon a final settlement of $1.4 million (unaudited) for property damage and business interruption costs related to Hurricanes Katrina and Rita. The Company received this payment in September 2006 and will recognize this amount as a credit to other restaurant expenses in its third quarter 2006 consolidated financial statements.

     Unaudited consolidated financial statements of Ryan’s Restaurant Group, Inc. as of September 27, 2006 and for the quarters and nine months ended September 27, 2006 and September 28, 2005.

RYAN’S RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS

	Quarter Ended

	September 27,	September 28,
	2006	2005

	(Unaudited)
	(In thousands, except
	per share data)
Restaurant sales	$193,175	$202,967

Cost of sales:
Food and beverage	66,619	70,169
Payroll and benefits	64,984	68,309
Depreciation	8,310	8,447
Impairment charges	3,109	2,777
Other restaurant expenses	31,249	34,368

Total cost of sales	174,271	184,070

General and administrative expenses	11,926	11,270
Interest expense	1,928	2,378
Revenues from franchised restaurants	—	(35)
Other income, net	(1,342)	(1,127)

Earnings before income taxes	6,392	6,411
Income taxes	2,189	2,247

Net earnings	$4,203	$4,164

Net earnings per common share:
Basic	$.10	$.10
Diluted	.10	.10
Weighted-average shares:
Basic	42,359	41,934
Diluted	42,929	42,592
See accompanying notes to consolidated financial statements.

1

RYAN’S RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS

	Nine Months Ended

	September 27,	September 28,
	2006	2005

	(Unaudited)
	(In thousands, except
	per share data)
Restaurant sales	$615,763	$628,116

Cost of sales:
Food and beverage	211,419	219,133
Payroll and benefits	200,115	206,422
Depreciation	25,117	25,133
Impairment charges	3,556	4,065
Other restaurant expenses	96,197	98,610

Total cost of sales	536,404	553,363

General and administrative expenses	43,695	37,501
Interest expense	6,389	7,143
Revenues from franchised restaurants	—	(344)
Other income, net	(3,736)	(2,889)

Earnings before income taxes	33,011	33,342
Income taxes	11,149	11,105

Net earnings	$21,862	$22,237

Net earnings per common share:
Basic	$.52	$.53
Diluted	.51	.52
Weighted-average shares:
Basic	42,255	41,941
Diluted	42,715	42,742
See accompanying notes to consolidated financial statements.

2

RYAN’S RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	September 27,	December 28,
	2006	2005

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$18,432	$5,120
Receivables	5,932	5,007
Inventories	5,045	5,176
Prepaid expenses	2,398	985
Deferred income taxes	7,320	7,417

Total current assets	39,127	23,705
Property and equipment:
Land and improvements	168,739	170,424
Buildings	511,191	513,932
Equipment	285,032	287,581
Construction in progress	16,591	23,405

	981,553	995,342
Less accumulated depreciation	332,585	323,012

Net property and equipment	648,968	672,330
Other assets	9,165	10,793

Total assets	$697,260	$706,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,637	6,468
Current portion of long-term debt	33,036	18,750
Income taxes payable	2,110	4,118
Accrued liabilities	47,246	46,691

Total current liabilities	88,029	76,027
Long-term debt	113,964	154,500
Deferred income taxes	38,504	46,768
Other long-term liabilities	7,345	5,899

Total liabilities	247,842	283,194

Shareholders’ equity:
Common stock of $1.00 par value; authorized 100,000,000 shares; issued 42,396,000 in 2006 and 42,122,000 shares in 2005	42,396	42,122
Additional paid-in capital	8,942	5,294
Retained earnings	398,080	376,218

Total shareholders’ equity	449,418	423,634
Commitments and contingencies

Total liabilities and shareholders’ equity	$697,260	$706,828

See accompanying notes to consolidated financial statements.

3

RYAN’S RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended

	September 27,	September 28,
	2006	2005

	(Unaudited)
	(In thousands)
Cash flows from operating activities:
Net earnings	$21,862	$22,237
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	26,558	26,485
Impairment charges	3,556	4,065
Gain on sale of property and equipment	(3,157)	(1,132)
Tax benefit from exercise of stock options	—	789
Stock option compensation	984	—
Deferred income taxes	(8,167)	985
Decrease (increase) in:
Receivables	(925)	(61)
Inventories	131	(52)
Prepaid expenses	(1,413)	(553)
Other assets	1,467	(94)
Increase (decrease) in:
Accounts payable	(831)	718
Income taxes payable	(2,008)	1,147
Accrued liabilities	555	9,086
Other long-term liabilities	1,446	(1,978)

Net cash provided by operating activities	40,058	61,642

Cash flows from investing activities:
Proceeds from sale of property and equipment	14,873	7,073
Capital expenditures	(18,307)	(61,998)

Net cash used in investing activities	(3,434)	(54,925)

Cash flows from financing activities:
Net borrowing from (repayment of) revolving credit facility	(7,500)	16,000
Repayment of senior notes	(18,750)	(18,750)
Proceeds from stock options exercised	2,470	1,648
Tax benefit from exercise of stock options	468	—
Purchase of common stock	—	(1,852)

Net cash used in financing activities	(23,312)	(2,954)

Net increase in cash and cash equivalents	13,312	3,763
Cash and cash equivalents — beginning of period	5,120	7,354

Cash and cash equivalents — end of period	$18,432	$11,117

Supplemental disclosures
Cash paid during the period for:
Interest, net of amount capitalized	$8,044	9,032
Income taxes	21,401	8,751
See accompanying notes to consolidated financial statements.

4

RYAN’S RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

	Nine Months ended September 27, 2006

	$1 Par Value	Additional
	Common	Paid-In	Retained
	Stock	Capital	Earnings	Total

	(Unaudited)
	(In thousands)
Balances at December 28, 2005	$42,122	$5,294	$376,218	$423,634
Net earnings	—	—	21,862	21,862
Issuance of common stock under stock option plans	274	2,196	—	2,470
Tax benefit from exercise of stock options	—	468	—	468
Stock option compensation	—	984	—	984

Balances at September 27, 2006	$42,396	$8,942	$398,080	$449,418

See accompanying notes to consolidated financial statements.

5

RYAN’S RESTAURANT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 27, 2006
(Unaudited)
Note 1.  Description of Business
      Ryan’s Restaurant Group, Inc. (the “Company”) operates a restaurant chain consisting of 333 Company-owned restaurants located principally in the southern and midwestern United States. The restaurants operate under the Ryan’s or Fire Mountain brand names, but are viewed as a single business unit for management and reporting purposes. A Fire Mountain restaurant offers a selection of foods similar to a Ryan’s restaurant with display cooking and also features updated interior furnishings, an upscale food presentation and a lodge-look exterior. Through June 2005, an unrelated third-party operated Ryan’s brand restaurants under a franchise relationship that was terminated by mutual agreement on June 30, 2005. Final franchise royalties were received by the Company in July 2005. The Company was organized in 1977, opened its first restaurant in 1978 and completed its initial public offering in 1982. The Company does not operate any international units.
Note 2.  Basis of Presentation
      The consolidated financial statements include the financial statements of Ryan’s Restaurant Group, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
      The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Consolidated operating results for the nine months ended September 27, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending January 3, 2007. For further information, refer to the consolidated financial statements and footnotes included in the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2005.
Note 3.  Stock Options
      In 2002, the Company’s shareholders approved a stock option plan (“Plan”) pursuant to which the Company’s Board of Directors may grant options to officers and other team members. The Plan authorized grants of options to purchase up to 3,600,000 shares of authorized but unissued common stock. Under the terms of the Plan, which expires in 2012, a committee of non-employee directors has the authority to determine the eligibility, tax treatment, term, vesting period and grant date. The Plan provides for a maximum ten-year life for 900,000 of the option shares and a maximum seven-year life for the remaining 2,700,000 option shares. Officer grants have vesting periods that generally do not exceed six months. Options granted to other team members typically vest pro-rata over four years. In addition, the Plan states that the exercise price of an option cannot be less than the fair market value, based on the closing market price, of the Company’s common stock on the grant date. The Plan also provides for option grants to non-employee Board members at a fixed amount of 5,000 shares per director granted annually on October 31 with an exercise price equal to that day’s closing market price. Options granted to Board members have vesting periods that generally do not exceed six months. At September 27, 2006, there were 2,706,000 shares available for grant under the Plan and another 232,000 shares available for grant under a predecessor plan. Options granted under the predecessor plan have terms generally similar to the current Plan, except that all options under the predecessor plan have a maximum ten-year life.
      Effective December 29, 2005, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”), using the modified prospective

6

RYAN’S RESTAURANT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
transition method, and consequently did not retroactively adjust results from prior periods. Under this transition method, stock option compensation is recognized as an expense over the remaining unvested portion of all stock option awards granted prior to December 29, 2005, based on the fair values estimated at grant date in accordance with the original provisions of SFAS No. 123. The Company has applied the Black-Scholes valuation model in determining the fair value of the stock option awards. Compensation expense is recognized only for those options expected to vest, with forfeitures estimated based on historical experience and future expectations. Prior to 2006, stock option compensation was included as a pro forma disclosure only, as permitted by SFAS No. 123.
      The following table details the additional compensation expense resulting from the adoption of SFAS 123R in 2006:

		Nine Months
	Quarter Ended	Ended
	September 27,	September 27,
	2006	2006

	(In thousands)
Compensation expense charged to:
Payroll and benefits	$87	$262
General and administrative expenses	97	722

Compensation expense before income taxes	184	984
Income tax benefit	67	288

Compensation expense, net of income taxes	$117	$696

      In addition, prior to the adoption of SFAS 123R, the Company presented the tax benefit from the exercise of stock options as a cash flow from operating activities in the Consolidated Statements of Cash Flows. Upon the adoption of SFAS 123R in 2006, this tax benefit is classified as a cash flow from financing activities.
      The pro forma table below reflects net earnings and basic and diluted earnings per share for the third quarter and first nine months of 2005, had the Company applied the fair value recognition provisions of SFAS No. 123:

		Nine Months
	Quarter Ended	Ended
	September 28,	September 28,
	2005	2005

	(In thousands, except
	earnings per share)
Net earnings, as reported	$4,164	$22,237
Less total stock-based compensation expense determined under fair value based method, net of related tax effects	(197)	(1,076)

Pro forma net earnings	$3,967	$21,161

Earnings per share
Basic:
As reported	$.10	.53
Pro forma	.09	.50
Diluted:
As reported	.10	.52
Pro forma	.09	.50

7

RYAN’S RESTAURANT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Pro forma disclosure for the quarter and nine months ended September 27, 2006 is not included above because the amounts are recognized in the accompanying consolidated financial statements.
      The weighted-average fair value at the grant date for options issued during the nine months of 2005 was $3.61 per share. This fair value was estimated at grant date using the following weighted-average assumptions: (a) no dividend yield; (b) expected stock price volatility of .24; (c) a risk-free interest rate of 3.5%; and (d) an expected option term of 4.2 years. Option grants during the first nine months of 2006 were insignificant.
      The expected stock price volatility is based on the historical volatility of the Company’s stock over the 36 months prior to the grant date. The expected option term represents the period of time that options are expected to be outstanding after their grant date. The risk-free interest rate reflects the interest rate at grant date on zero-coupon U.S. government bonds having a remaining life equal to the expected option term.
      Stock option activity during the nine months ended September 27, 2006 was as follows:

			Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contractual	Aggregate
	Shares	Price	Term	Intrinsic Value

	(in thousands)		(in years)	(In thousands)
Outstanding at 12/28/05	3,215	$10.51
Granted	3	13.23
Exercised	(275)	9.00
Forfeited	(177)	8.73

Outstanding at 9/27/06	2,766	10.58	5.6	$14,732

Exercisable at 9/27/06	2,321	10.32	5.4	12,989

      The aggregate intrinsic value in the above table represents the total pretax intrinsic value (the difference between the closing stock price on September 27, 2006 and the exercise price, multiplied by the number of in-the-money options) that would have been received by option holders had all option holders exercised their options on September 27, 2006. This amount will change as the stock’s market price changes. The total intrinsic value of options exercised was $1.3 million for both the nine months ended September 27, 2006 and September 28, 2005. As of September 27, 2006, total unrecognized stock-based compensation expense related to nonvested stock options amounted to approximately $846,000, which is expected to be recognized over a weighted-average period of approximately 1.8 years.
Note 4.  Earnings per Share
      Basic earnings per share (“EPS”) excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes potential common stock that arises from the hypothetical exercise of outstanding stock options using the treasury stock method. In order to prevent antidilution, outstanding stock options to purchase 224,200 and 417,900 shares of common stock at September 27, 2006 and September 28, 2005, respectively, were not included in the computation of diluted EPS as their exercise prices were higher than the market price of the common stock at the measurement date.
Note 5.  Relevant New Accounting Pronouncements
      In June 2006, the Emerging Issues Task Force (“EITF”) ratified EITF Issue 06-3, “How Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement

8

RYAN’S RESTAURANT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(That Is, Gross versus Net Presentation).” A consensus was reached that entities may adopt a policy of presenting taxes in the income statement on either a gross or net basis. An entity should disclose its policy of presenting taxes and the amount of any taxes presented on a gross basis should be disclosed, if significant. The guidance is effective for periods beginning after December 15, 2006. The Company presents its restaurant sales net of sales taxes. Accordingly, EITF 06-3 will not impact the method for recording these sales taxes in the Company’s consolidated financial statements.
      In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”) an interpretation of FASB No. 109, “Accounting for Income Taxes.” FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not (i.e., a likelihood of more than fifty percent) that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company has not yet determined the impact of the recognition and measurement requirements of FIN 48 on existing tax positions. Upon adoption, the cumulative effect of applying the recognition and measurement provision of FIN 48, if any, shall be reflected as an adjustment to the opening balance of retained earnings in the year of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006.
      In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The Company is currently not aware of any material effects that will result from the initial application of SAB 108.
Note 6.  Legal Contingencies
      In November 2002, a lawsuit was filed in the United States District Court, Middle District of Tennessee, Nashville Division, on behalf of three plaintiffs alleging various wage and hour violations by the Company of the Fair Labor Standards Act of 1938. The plaintiffs’ attorneys sought collective-action status for the case. In October 2003, the presiding judge denied the Company’s request to enforce the arbitration agreements signed by the plaintiffs and also ordered the Company to turn over certain employee addresses to the plaintiffs’ attorneys. The Company appealed that decision. As part of the appeal process, the presiding judge stayed the order regarding the employee addresses. In March 2005, the Sixth Circuit Court of Appeals affirmed the ruling that denied enforcement of the arbitration issue, and in June 2005, the presiding judge ordered that notices be sent to potential class members, thereby approving collective-action status for the lawsuit. In July 2005, the Company began negotiations with the plaintiffs’ attorney towards a settlement, and, in April 2006, the presiding judge issued an order approving the terms of a settlement. Claim notices were sent to class members in May 2006, and, based upon the number of claims received by the claims administrator, the Company believes that the total settlement will reach the maximum level of $14.5 million, per the settlement

9

RYAN’S RESTAURANT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
agreements. In order to fully accrue this amount, the Company charged $8.4 million and another $100,000 to general and administrative expenses in the second and third quarters of 2006, respectively. The Company accrued $6 million for this lawsuit during 2005. Subsequently, on September 15, 2006 and October 6, 2006, the Company paid approximately $9.5 million (unaudited) and $4.6 million (unaudited), respectively, to plaintiff’s counsel in settlement of this lawsuit.
      In June 2006, a lawsuit was filed in the Berkeley County (West Virginia) circuit court on behalf of three plaintiffs alleging wage and hour violations similar to the Tennessee collective-action case described in the preceding paragraph. This case seeks class-action status, but pertains only to West Virginia employees who worked for the Company during the five years ending July 2006. This case has been removed to federal court, and a motion to dismiss and petition to compel arbitration is pending. The Company is defending this matter vigorously. The Company is unable to determine the impact, if any, of this case on its consolidated financial statements.
      In connection with the merger with Buffets, Inc., on July 28, 2006 (see note 7), a putative shareholder class action lawsuit was filed in the Court of Common Pleas, Greenville, South Carolina, naming the Company and its Directors as defendants. The complaint asserts claims of breach of fiduciary duty, alleging that the per share purchase price did not result from a fair and open process, and seeks to enjoin the merger. In September 2006, the Company agreed to a proposed settlement that is subject to court approval and completion of the merger transaction and has charged $470,000 to general and administrative expenses in the third quarter of 2006 for the estimated costs, including incurred defense fees.
      In addition, from time to time, the Company is involved in various legal claims and litigation arising in the normal course of business. Based on currently-known legal actions arising in the normal course of business, management believes that, as a result of its legal defenses and insurance arrangements, none of these actions should have a material adverse effect on the Company’s business or financial condition, taken as a whole.
Note 7.  Merger Transaction
      On July 24, 2006, the Company entered into a merger agreement under which a subsidiary of Buffets, Inc. will merge with Ryan’s, and all outstanding shares of the Company’s common stock that were issued and outstanding immediately prior to the effective time of the merger would be cancelled and automatically converted into the right to receive per share of the Company’s common stock an amount in cash equal to $16.25, without interest. Ryan’s option holders also received the same cash payment for each vested option, less the exercise price of the option and any applicable income tax withholding.
      On October 5, 2006, the Company held a special meeting of stockholders at which the stockholders adopted the Merger Agreement. On November 1, 2006, the Merger closed in accordance with the terms of the Merger Agreement.
Note 8.  Reclassifications
      Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to the 2006 presentation. These reclassifications did not affect either the prior year’s net earnings or shareholders’ equity.

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